Exhibit 10.3

WHOLESALE FLOOR PLAN FINANCING AGREEMENT
FOR TRAILER DEALERS

This Wholesale Floor Plan Financing Agreement (this “Agreement”) is entered into this  14th day of April 2006 , between ___________________________  (hereinafter referred to as “Dealer”) a  Capsource Equipment Company, Inc. whose principal place of business is located at Nevada Corporation, 15609 Valley Blvd. Fontana, CA 92335 and Navistar Financial Corporation, located at 425 N. Martingale Rd. Schaumburg, IL 60173 (“Lender”).

          1. PURPOSE. The purpose of this Agreement is to set forth the conditions under which the Lender shall provide wholesale (floor plan) financing for inventory consisting of: (i) NEW equipment to a Dealer for the Dealer’s purchase of new trailers manufactured, distributed or offered for sale by one or more manufacturers and (ii) USED equipment taken in trade or purchased by Dealer (new equipment and used equipment are hereinafter collectively referred to as the “Equipment”).

          2. GOODS COVERED. This Agreement shall apply to all Equipment that Dealer desires to purchase from manufacturer from time to time or that Dealer may take in trade or purchases from time to time.

          3. FINANCE TERMS. The Dealer agrees that all Equipment financed by Lender in accordance with the provisions of this Agreement shall draw interest or accrue a financing charge and a flat charge at rates established by the Lender in accordance with Lender’s New and Used Floor Plan Terms for Dealers, as amended, supplemented or modified from time to time, the form of which is attached hereto as Exhibit A. Credit for the purchase price of the Equipment covered hereby will be extended by Lender subject to its prior and continuous approval. Lender may at any time without notice place a limit upon the amount of credit that may be extended to the Dealer and may at any time, without notice, change any credit limit so established.

          4. GRANT OF SECURITY INTEREST. To protect the Lender when credit is extended, and to secure payment of all amounts due or to become due for any indebtedness or obligations now or hereafter owing by Dealer to the Lender, whether or not arising under this Agreement, until all such indebtedness shall have been paid in cash, and all such obligations have been completely satisfied, the Lender hereby retains, and Dealer hereby grants a first priority security interest under the Uniform Commercial Code or other applicable laws in and to Dealer’s inventory of Equipment, now or hereinafter acquired, and all attachments, accessories, equipment and service parts attached thereto purchased hereunder which is manufactured or distributed by Manufacturer or which credit is extended by Manufacturer or Lender, all chattel paper, contracts, instruments and accounts of whatever nature arising out of the sale, lease, rental or other disposition of the above described Equipment, all repossessions of the above described Equipment, all credits or other amounts due hereunder in the form of allowances, warranty reimbursements or otherwise, and the cash and non-cash proceeds, and products thereof, including without limitation, insurance proceeds of all of the above.

          5. GUARANTY. Dealer shall cause to be delivered to Lender simultaneously with the execution of this Agreement the personal guaranties (substantially in a form as attached hereto as Exhibit B) of and ___________________________________ and ___________________________and guaranteeing any and all indebtedness of Dealer to Lender and any affiliate of Lender, its successors and assigns, as a guaranty of all of Dealer’s obligations, including all payment obligations, hereunder.

          6. ADDITIONAL DOCUMENTATION. When requested by the Lender, the Dealer will execute and deliver, or cause to be executed and delivered, to Lender, in form and substance satisfactory to Lender such notes (in the form of which is attached hereto as Exhibit C), such other financing statements (the form of which is attached hereto as Exhibit D) a signatory authorization and minutes approving such authorization (the form of which is attached hereto as Exhibit E) and liens, notes or contracts or such other title retention or security instruments or any other documents as may be required by the Lender covering the Equipment and all other security described above, and securing any and all indebtedness owing by the Dealer to the Lender or any of its affiliates.

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          7.  OBLIGATION TO PAY. Regardless of any terms established by Manufacturer or Lender on Equipment sold to the Dealer on credit, the Dealer’s obligation to pay Lender on the note(s) will become immediately due and payable whenever the Equipment is resold, leased, rented or placed in use. The Dealer agrees to pay all initial taxes imposed by law upon the privilege of executing said liens, notes or contracts or other title retention or security instruments or documents, and if it fails to do so, to reimburse the Lender for all costs of such taxes paid by the Lender on behalf of the Dealer.

When the Dealer is indebted to the Lender, or to any affiliate of the Lender, on past due notes, or for goods resold by the Dealer, the Dealer shall, when the Lender requires, assign or endorse and promptly deliver to the Lender, for its account or for the account of any affiliate or subsidiary of the Lender or for the account of both, sufficient good accounts or well-secured notes, or other assets, to cover said indebtedness, to be held as additional security. The Dealer agrees to pay a collection fee on the cash collected by the Lender upon such Equipment security which fee will be determined at the time the Equipment security is assigned.

          8. SCHEDULES AND REPORTS. Dealer shall deliver to Lender as soon as available, and in any event within 90 days after the end of Dealer’s fiscal year, a complete audited financial statement for Dealer’s business.

          9. REPRESENTATIONS, WARRANTIES AND COVENANTS. Dealer hereby covenants, represents, warrants and agrees as follows:

(a)

The financial statements delivered or to be delivered by Dealer to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Dealer, and there has been no material adverse change in the financial condition, the operations, the properties or prospects of Dealer since the date of the financial statements most recently delivered to Lender prior to the date of this Agreement;

(b)

The office where Dealer keeps its books, records and accounts (or copies thereof) concerning the Equipment, Dealer’s principal place of business and all of Dealer’s other places of business are as set forth in Exhibit F attached hereto; Dealer shall promptly (but in no event less than ten (10) days prior thereto) advise Lender in writing of the proposed opening of any new place of business, the closing of any existing place of business, and any change in the location of Dealer’s books, records and accounts (or copies thereof) concerning the Equipment;

(c)

Dealer is a corporation, limited liability company, partnership (circle one) duly organized, validly existing, and in good standing under the laws of the state of ____________________________ and Dealer is Nevada duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Dealer shall deliver to Lender a certified copy of a resolution of Dealer’s Board of Directors and/or Members authorizing the execution by Dealer of this Agreement and the transactions contemplated hereby substantially in the form of Exhibit G attached hereto.

(d)	Unless the prior written approval of Lender shall first have been obtained:

(i)

Dealer will not change Dealer’s name in any manner unless Dealer shall have given Lender at least thirty (30) days prior written notice thereof and shall have taken all action necessary or reasonably requested by Lender to amend any financing statements or continuation statements. Dealer will not sign or authorize the signing on Dealer’s behalf of any financing statement naming Dealer as Debtor covering all or any portion of the Equipment, except financing statements naming Lender as Secured Party.

(ii)

There are no actions or proceedings which are pending or threatened against Dealer which might result in any material adverse change in its financial condition or materially adversely affect the Equipment and Dealer shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

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(iii)	Dealer is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Dealer know of any dispute regarding any

          10. ADDITIONAL COVENANTS OF THE DEALER. Until payment or satisfaction in full of all liabilities, unless Dealer obtains Lender’s prior written consent waiving or modifying any of Dealer’s covenants hereunder in any specific instance, Dealer agrees as follows:

(a)

Dealer shall promptly advise Lender in writing of (i) any material adverse change in the business, assets or condition, financial or otherwise, of Dealer, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both) or (ii) any default or notice of termination or termination of its agreement with the Manufacturer;

(b)

Lender, or any persons designated by it, shall have the right, at any time, to call at Dealer’s places of business at any reasonable times, and without hindrance or delay, to inspect the Equipment and to inspect, audit, check and make extracts from Dealer’s books, records, journals, orders, receipts and any correspondence and other data relating to the Equipment. Dealer shall furnish to Lender such information relevant to Lender’s rights under this Agreement as Lender shall at any time and from time to time request. Dealer authorizes Lender to discuss the affairs, finances and business of Dealer with any managers or employees responsible for the financial records of the Dealer and to discuss the financial condition of Dealer with Dealer’s independent public accountants. Any such discussions shall be without liability to Lender or to Dealer’s independent public accountants;

(c)

Dealer shall keep the Equipment in good condition, repair and order; shall permit Lender to examine any of the Equipment at any time and wherever the Equipment may be located; shall not permit the Equipment, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Equipment except as expressly permitted by this agreement; and shall not secrete or abandon any of the Equipment, or retitle any of the Equipment for which there is a certificate of title;

(d)

Dealer shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Dealer shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested

          11. DEFAULT. An Event of Default shall be deemed to have occurred upon the happening of any one of the following events:

(a)	a breach by the Dealer of any of the provisions of or representations contained in this Agreement, or

(b)

a default by Dealer in the payment of any installment of principal or interest on any of the Notes referred to in this Agreement or a default under any other contract or agreement between Dealer and Lender or any affiliate of Lender.

(c)

the failure of any Dealer or guarantor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Dealer or guarantor under this Agreement or any of the other agreements;

(d)

the making or furnishing by Dealer or guarantor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the other agreements or in connection with any other agreement between such Dealer or guarantor and Lender, which is untrue or misleading in any respect;

(e)

the institution by Dealer of proceedings to be adjudicated a bankrupt or insolvent, or proposing the entry of an order for relief against it, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar law, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

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          12. REMEDIES UPON DEFAULT.

(a)

Upon the occurrence of an Event of Default, Lender may declare that all of the notes and all amounts due or to become due thereunder are immediately due and payable. This declaration shall be in addition to and not in lieu of any other remedies available to Lender. Lender’s waiver of rights arising pursuant to any Event of Default, or of any successive Event of Default, shall not constitute a waiver of any subsequent Event of Default, including the specific Event of Default formerly waived.

(b)

Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other agreements and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.

In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Equipment (in addition to Equipment of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Dealer’s premises where any of the Equipment may be, and search for, take possession of, remove, keep and store any of the Equipment until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Dealer’s premises without cost to Lender.

At Lender’s request, Dealer shall, at Dealer’s expense, assemble the Equipment and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Dealer.

Dealer recognizes that if Dealer fails to perform, observe or discharge any of its liabilities under this Agreement or the other agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Equipment required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

Any proceeds of any disposition by Lender of any of the Equipment may be applied by Lender to the payment of expenses in connection with the Equipment, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the liabilities, and in such order of application, as Lender may from time to time elect or may be applied against any other obligation by Dealer to Lender or any affiliate of Lender. Any surplus remaining after the satisfaction of all obligations will be returned to Dealer. If the proceeds of such sale are insufficient to satisfy the obligations Dealer agrees to pay any deficiency.

(c)

All rights and remedies herein granted to Lender are cumulative and not alternative and any remedy herein specifically set forth is in addition to any applicable remedy that may be provided for and available by law. No waiver by Lender of any default or breach shall operate as a waiver of any other default or breach, as of the same default or breach on a future occasion.

          13. INSURANCE REQUIREMENTS. Equipment delivered to Dealer in accordance with the provisions of this Agreement will be covered in part by insurance provided by Lender. Such insurance will be effected by a standard form Automobile Physical Damage Policy with Wholesale Floor Plan Endorsement, Double Interest Form, issued to Lender or its assignee as the named insured. A summary of such provisions of insurance is attached hereto as Exhibit H. In addition, Borrower shall maintain insurance with responsible companies with an A. M. Best rating of not less than B+, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general geographic area in which Borrower operates. (Said insurance shall name Lender as an additional insured party. All costs and premiums for such insurance shall be borne by

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Borrower. In the event that Borrower shall default in the making of any payment for said insurance premiums, Lender may, but need not, make any such payments. Any such payments made by Lender shall become additional indebtedness which shall be subject to all of the terms and conditions of this Agreement and which shall be secured by the same security agreements which secure the remainder of the loan which is the subject of this Agreement.)

          14. RETAIL FINANCING If Dealer desires to apply for a Retail Financing Program, Dealer shall enter into a Retail Financing Program agreement and all related documents, exhibits and finance bulletins forming a part of the Retail Financing Program agreement. A copy of the Retail Financing Program agreement is attached hereto as Exhibit I.

          15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008,
Attention: Vice President of Credit, and in the case of Dealer shall be sent to it at its principal place of business set forth on the first page of this Agreement to the attention of Dealer’s President.

          16. CHOICE OF GOVERNING LAW; CONSTRUCTION FORUM. This Agreement, the notes and all other agreements between Dealer and Lender are submitted by Dealer to Lender for Lender’s acceptance or rejection at Lender’s principal place of business as an offer by Dealer to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement, the notes and all other agreements between Dealer and Lender shall be deemed to have been made at said place of business. This Agreement, the notes and all other agreements between Dealer and Lender shall be governed and controlled by the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection of the security interests in the Equipment, which shall be governed and controlled by the laws of the relevant jurisdiction. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

          17. WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a)	Dealer hereby waives all rights to trial by jury in any action or proceeding which pertains directly or indirectly to this Agreement, the notes, the other agreements or the Equipment.

(b)

Dealer hereby waives all rights to notice and hearing of any kind prior to the exercise by Lender of its rights to repossess the Equipment of Dealer without judicial process or to replevy, attach or levy upon such Equipment without prior notice or hearing.

          18. AUTHORITY. All persons who execute this Agreement individually agree that, both in their capacities as shareholders/owners/officers/members of Dealer and in their individual capacities, they shall take no action which is or may be inconsistent with this Agreement; they will perform each and every act necessary to effectuate the representations, covenants and obligations of Dealer hereunder; they will perform each and every act and execute each and every document required of them as individuals; and they will not sell, assign, pledge, or in any way encumber their shares of stock in Dealer.

          19. TERMINATION. This Agreement may be terminated at any time at the will of any party hereto by giving written notice thereof to the other parties by registered mail addressed to the last known address of the other parties, or by personal delivery. In the event of termination by any party, all obligations owing by the Dealer to Company or Lender, or any of its affiliates or subsidiaries shall become immediately due and payable.

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          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year above written.

Accepted by Lender at
Schaumburg, Illinois

NAVISTAR FINANCIAL CORPORATION

Capsource Equipment Company, Inc.

By:		By:

	(Lender)		(Dealer)

Its:		Its:

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EXHIBIT A

FLOOR PLAN RATE AND TERMS FOR DEALERS

1. Agreement: This Exhibit A is attached to and forms a part of that certain Wholesale Floor Plan Financing Agreement (the “Agreement”) between  Capsource Equipment Company, Inc. (“Borrower”) and Navistar Financial Corporation (“Lender”). Capitalized terms used herein without definition will have the meaning as described in the Agreement.

Borrower acknowledges that the rates and terms contained herein may be amended, modified or supplemented from time to time. Unless otherwise agreed to by Lender, the rates and terms in effect on the date Lender extends any Floor Plan Financing to Borrower under the Agreement, shall be the rates and terms in effect for said Floor Plan Financing until it is repaid in full. Borrower’s request to Lender to extend such Floor Plan Financing shall be deemed an acceptance of the terms, conditions, provisions and rates in force for the particular rates and terms in effect at that time by Lender.

2. Maximum Credit

(a)	New: Sales price of Equipment,

(b)

Used: The maximum Floor Plan Financing for Used Equipment shall be one hundred (100%) of its “as is” wholesale value as determined by Lender’s appraisal thereof. The minimum floorplan note shall be $5,000.00.

3. Maturity: New: Principal payment shall be due twelve (12) months from the first of the month following date of invoice and creation of the Floor Plan Note. A Floor Plan Note covering Equipment in new condition may be extended by Lender or its assignee for a three (3) month renewal period, provided all accrued interest has been paid and a curtailment of ten percent (10%) of the original Floor Plan Note principal balance (“Curtailment”) is paid to Lender or its assignee at the original maturity date.

Provided that prior Curtailment payments have been paid as scheduled and the Borrower continues to have approved Floor Plan Financing, the Borrower shall pay additional curtailments on Equipment every three (3) months. At the option of the Lender, the cash Curtailment may be waived. Provided the Equipment remains onhand and unsold, the number of additional 90-day extension periods for New Equipment shall be unlimited provided the ten percent (10%) Curtailments of the original amount are paid with each extension. The amount due for subsequent Curtailments may be increased in the event that depreciation or weathering of the Equipment is deemed, in the sole judgment of the Lender or its assignee, to warrant such additional amount.

If payment for the Curtailment that is due upon original maturity is not received and credited to the Borrower Floor Plan Note by the last business day of the maturity month, the Curtailment amount, plus a non-refundable service charge equal to fifteen (15) days interest will be charged to the Borrower’s accounts receivable statement.

Used: A ten percent (10%) curtailment shall be due on the first month follwing six (6) months from the date of creation of a Floor Plan Note (“Curtailment”). A ten percent (10%) curtailment of the original Floor Plan Note principal balance shall be due on the first of the month following nine (9) months from the date of creation of a Floor Plan Note. Payment in full of the outstanding balance shall be due on the first of the month following twelve (12) months from the date of creation of Floor Plan Note.

Provided that prior Curtailment payments have been paid as scheduled and the Borrower continues to have approved Floor Plan Financing, if at the end of such maturity periods, the Equipment is still on hand, unsold and not in service of any kind, in as good condition as it was when the related Floor Plan Note was accepted by Lender, and any reconditioning necessary to place any Equipment in salable condition has been completed, the period for which the Equipment will be financed will be extended for an additional ninety (90) days upon payment in cash of ten percent (10%) of the original amount of the Floor Plan Note. At the option of Lender, the cash

WFPT-2.02	Page 1 of 2	Exhibit A (NonUtility-New)

Curtailment may be waived. Provided that prior Curtailment payments have been paid as scheduled and the Borrower continues to have approved Floor Plan Financing and provided the Equipment remains on-hand and unsold, the number of additional ninety (90) day extension periods for the Equipment shall be unlimited provided the ten percent (10%) Curtailments of the original amount are paid with each extension. Such Curtailments may be increased in amount in the event that the depreciation or weathering of the Equipment(s) is deemed, in the sole judgement of Lender, to warrant such additional amounts.

If the Curtailment due is not received and credited by Lender by the last business day of the maturity month, the Curtailment amount, including a non-refundable service charge equal to fifteen (15) days interest, will be charged to the Borrower’s accounts receivable statement.

4. Interest: Each Floor Plan Note will bear interest at Prime Rate plus one and one-quarter percent (1.25%) for New Equipment and one and three-quarters percent (1.75%) for Used Equipment. Prime rate shall be determined for the ensuing month by the Prime Rate on the third Monday of the current month. If interest rate determined as set forth herein exceeds the rate permitted by law, then the highest rates permitted by law shall apply. Navistar Financial Corporation reserves the right to change the rate of interest on newly booked Floor Plan Notes at any time.

5. Flat Rate: A flat charge, currently .00065%, will be charged on the outstanding Floor Plan Note balance on the last day of each month to the Borrower’s monthly accounts receivable statement. In no event will the flat charge be less than $450.00 per month as long as a Floor Plan balance is owed to Lender at month end. Payment is due immediately upon receipt each month by Borrower of the Borrower’s accounts receivable statement. The flat charge may be changed at any time by Lender giving Borrower ten (10) days prior written notification.

6. Payment: All Floor Plan Notes shall accrue interest until Lender or its assignee receives full settlement upon established terms. Settlement may be transmitted to Lender by check or wire transfer, and credit will be applied effective the next banking day following an initiating message, provided that the initiating message is received by lender by 12:00 noon, Borrower’s local time. If payment is received by a Borrower’s check, Floor Plan Notes shall accrue interest to and including the second (business or banking) day after such remittance is received by the designated bank lock box.

7. Application of Proceeds: The credit for each Floor Plan Note accepted hereunder will be applied as follows:

(a)	First to the balance owing to the Lender or manufacturer for the sold Equipment covered by such Floor Plan Note;

(b)

If Borrower is not further indebted to Lender for the sold Equipment covered by such Floor Plan Note, the balance may be applied, at the option of Lender, against other obligations owing to Lender or its affiliates, paid in cash to the Borrower, or paid as directed by Borrower.

8. Additional Documentation: At Lender’s request, Borrower agrees to deliver to Lender the manufacturer’s certificate of origin, the Certificate of Title, if a Certificate of Title has been issued for Used Equipment, and agrees to execute such other documents as may be required by Lender.

9. Modification: Any term or condition of this Agreement may be modified by Lender from time to time by the issuance of written finance bulletins. No representative of Lender, except for the President or any Vice President, in writing, may waive any provision of the Agreement or modify its terms.

WFPT-2.02	Page 2 of 2	Exhibit A (NonUtility-New)

EXHIBIT B

GUARANTY
(For Wholesale)
FH-217

THIS CONTINUING UNCONDITIONAL GUARANTY (this “Guaranty”), is made by the undersigned (“Guarantor,” or if made by more than one person or entity, collectively, “Guarantor”) to NAVISTAR FINANCIAL CORPORATION (“NFC”), and any and all of its affiliates (collectively “Affiliates”) whose principal address is 425 N. Martingale Rd. Schaumburg, IL 60173 (NFC and Affiliates are referred to collectively as “Companies”).

R E C I T A L S:

          WHEREAS, __________, a(n) Capsource Equipment Company, Inc. Nevada Corporation , whose principal office is located at 15609 Valley Blvd. Fontana, CA 92335 (“Obligor”) desires and may desire from time to time to obtain financial accommodations from Companies including, without limitation, wholesale (floor-plan) financing, parts financing, open account financing, capital loans, or other loans (whether pursuant to wholesale (floor-plan) financing arrangements, parts security agreements, open account financing arrangements, capital loan and security agreements or other instruments or agreements); and

          WHEREAS, Companies are requiring this Guaranty as a condition to extending or continuing to extend any financial accommodations to Obligor; and

          WHEREAS, because of the ownership, business relations or other circumstances existing with respect to Obligor and Guarantor, Guarantor has determined that Guarantor will economically benefit by entering into this Guaranty, thereby inducing Companies to provide the aforementioned financial accommodations to Obligor.

          1. Guaranty. Guarantor hereby absolutely and unconditionally guarantees: (a) the prompt payment of all monetary obligations of any sort which Obligor is now or may hereafter become liable to Companies (“Monetary Obligations”), whether pursuant to the agreements referenced in the first WHEREAS clause above or other agreements or instruments (collectively, “Agreements”), all as and when such Monetary Obligations become due under such Agreements; and (b) the full and timely performance of each and every other obligation of Obligor under the Agreements (“Non-Monetary Obligations”); for which such Monetary Obligations and Non-Monetary Obligations (collectively, “Obligations”) Guarantor shall be jointly and severally liable with Obligor. Guarantor expressly acknowledges that this Guaranty will apply not only to Agreements entered into as of the date hereof, but also to any additional Agreements and all amendments, and schedules and other supplements of any Agreements which are entered into prior to the termination of this Guaranty.

          2. Actions by Companies Not to Affect Liability. The liability of Guarantor hereunder shall not be affected by: (a) the renewal, extension, modification, termination or acceleration of an Agreement by lapse of time or otherwise (all of which are hereby authorized by Guarantor) or a release or limitation of the liability of Obligor or Obligor’s estate under any Agreement in any bankruptcy or insolvency proceeding; (b) any extension in the time for making any payment due under an Agreement or acceptance of partial payment from Obligor; (c) the acceptance or release by Companies of any additional security or any other guaranty for the performance of Obligor’s obligations under an Agreement; (d) the failure during any period of time whatsoever of Companies to attempt to collect any amount due under an Agreement from Obligor or any other guarantor of an Agreement or to exercise any remedy available under an Agreement, any other guaranty of an Agreement or any other security instrument given as security for performance of an Agreement, in the event of a default in the performance by Obligor of the

WFPT-2.02	Page 1	Exhibit B

terms of an Agreement; (e) Companies’s consent to any assignment(s) or successive assignments of an Agreement, or any subletting or successive subletting of any of the equipment covered by a lease constituting an Agreement; (f) any assignment or successive assignments of Companies’s interest under an Agreement (whether absolute or as Equipment); (g) Companies’s consent to any changed, expanded or different use of the equipment which is the subject of, or was financed pursuant to, an Agreement; (h) the assertion by Companies against Obligor of any rights or remedies reserved or granted to Companies under an Agreement, including the commencement by Companies of any proceedings against Obligor; (i) any assignment or other transfer, by operation of law or otherwise, of any or all of Obligor’s interest in an Agreement or any equipment which may have been the subject thereof or financed pursuant thereto; or (j) any dealings, transactions or other matter occurring between Companies and Obligor or between Companies and any Guarantor; whether or not a Guarantor has knowledge or has been notified of or agreed to any of the foregoing.

          3. Waivers. Guarantor hereby expressly waives: (a) notice of acceptance of this Guaranty; (b) presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in Section 2 hereof; (c) any and all claims or defenses based upon lack of diligence in: (i) collection of any amount the payment of which is guaranteed hereby; (ii) protection of any Equipment or other security for an Agreement or the failure to perfect or maintain perfection of any security interest granted as security for any Obligations under an Agreement; (iii) realization upon any other security given for an Agreement; (iv) the discharge, liquidation or reorganization of Obligor in bankruptcy or the rejection of an Agreement by Obligor or a trustee in bankruptcy; or (v) the discharge or bankruptcy of any Guarantor or any other guarantor of an Agreement; (d) any and all defenses of suretyship; (e) the release of, or failure to prosecute the obligations of, any other guarantor of an Agreement, whether or not such other guarantor is a Guarantor hereunder; and (f) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor. IN ADDITION, GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

          4. Nature of Remedies. No delay or omission on the part of Companies in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Companies hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with any and all remedies available to Companies by operation of law or at equity or under an Agreement or any other guaranty or security agreement, and Companies may exercise its remedies hereunder against a Guarantor without the necessity for any suit or proceedings of any kind or nature against Obligor or any other Guarantor or any other guarantor or against any security, and without the necessity of any notice to Obligor or Guarantor of nonpayment, nonobservance, nonperformance or other default by Obligor under an Agreement. Written acknowledgment by Obligor or the judgment of any court establishing the amount due from Obligor shall be conclusive and binding on Guarantor.

          5. Costs of Collection. In the event of the enforcement of this Guaranty by Companies, Companies shall be entitled to collect from Guarantor, Companies’s costs of collection and enforcement, including, without limitation, reasonable attorneys’ fees.

          6. Subordination. Any current or future liability of Obligor to Guarantor (whether or not arising out of a payment by Guarantor under this Guaranty) is hereby subject and subordinated to Companies’s rights against Obligor under the Agreements.

          7. Assignment. This Guaranty shall not be assignable by Guarantor, but shall be binding upon the successors to and legal representatives of Guarantor. This Guaranty shall be assignable by Companies, both absolutely and as Equipment, and shall inure to the benefit of their respective successors and assigns.

          8. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of Illinois.

WFPT-2.02	Page 2	Exhibit B

          9. Severability. If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

          10. Reinstatement. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor agrees that, to the extent that Obligor makes a payment or payments to Companies, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Obligor, its estate, trustee, receiver or any other party, including, without limitation, a Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Obligor’s Obligations under the Agreements or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor’s obligations hereunder with respect to same, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          11. Financial Statements. Guarantor hereby represents and warrants to Companies that the signed financial statements delivered by Guarantor to Companies are true, accurate and correct.

          12. Information About Obligor. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Obligor, and any and all other guarantors of the Agreements and of all other circumstances bearing upon the risk of nonpayment or nonperformance of Obligor that diligent inquiry would reveal and Guarantor hereby agrees that Companies shall have no duty to advise Guarantor of information known to Companies regarding such condition or any such circumstances or to undertake any investigation with respect thereto. If Companies, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Companies shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

          13. Joint and Several Obligations. If there is more than one Guarantor hereunder, the obligations of each Guarantor hereunder are joint and several with all other Guarantors.

          14. Termination by Guarantor. This Guaranty may be terminated by Guarantor giving Companies ten (10) days written notice thereof, but such termination shall only be effective as to Agreements and amendments and schedules and other supplements to Agreements entered into after the effective date of such termination. If there is more than one (10) Guarantor hereunder, but less than all such Guarantors sign the termination notice, then such termination shall be effective (as described above) only as to those Guarantors signing the notice; and the obligations of the remaining Guarantors shall remain unaffected by such notice.

          15. Notices. All notices hereunder shall be personally delivered, sent by registered or certified U.S. mail or sent by a nationally recognized overnight courier service, in each instance to the address set forth herein or such other address as Guarantor or Companies may provide by notice to the other. Notices will be deemed given when received if delivered personally (or if delivery is refused, when refused), three (3) business days after being mailed, postage prepaid, or one (1) business day after being sent by such overnight courier.

WFPT-2.02	Page 3	Exhibit B

          IN WITNESS WHEREOF, the undersigned has (have) executed this Guaranty as of the day of _______________.

Individual Guarantor:	Corporate Guarantor:
(Corporate Name:) Capsource Financial, Inc.
(Signature:)
(Print Name:)	(State of Formation, Incorporation or Organization:) Nevada
(Address:)
By:
Title: President
Corporate Address:
2305 Canyon Boulevard Suite 103
Boulder, CO 80302
Attest:

Individual Guarantor:	Corporate Guarantor:
(Signature:)	(Corporate Name:)
(Print Name:)
(Address:)	(State of Formation, Incorporation or Organization:)

By:
Title:
Corporate Address:

Attest:

Individual Guarantor:	Corporate Guarantor:
(Signature:)	(Corporate Name:)
(Print Name:)
(Address:)	(State of Formation, Incorporation or Organization:)

By:
Title:
Corporate Address:
Attest:

Individual Guarantor:	Corporate Guarantor:
(Signature:)	(Corporate Name:)
(Print Name:)
(Address:)	(State of Formation, Incorporation or Organization:)

By:
Title:
Corporate Address:

Attest:

W FPT-2.02	Page 4	B Signatory